Exhibit 99.1

Snail, Inc. Reports First Quarter 2024 Financial Results

Culver City, CA – May 15, 2024 – Snail, Inc. (NASDAQ: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for its first quarter ended March 31, 2024.

Tony Tian, Co-Chief Executive Officer commented, “I’m absolutely thrilled and humbled to take the helm as Co-CEO of Snail. This Company has an exceptionally talented team, ground-breaking technologies, and iconic franchises, like ARK, that have fostered passionate gamer communities worldwide. As someone who has been an avid ARK player, I have a deep, personal appreciation for the creativity and innovation of our Snail team. I am excited for Snail’s bright future and the opportunity to work with this passionate, talented and dedicated team.”

First Quarter 2024 Highlights:

●	ARK: Survival Ascended. On October 25, 2023, the Company launched its flagship remake of the ARK franchise leveraging Unreal Engine 5’s stunning graphics and introduced a game-altering cross-platform modding system, ushering in a new era of creativity.

○	Since its launch, ARK: Survival Ascended sold approximately 2.0 million units and has an average of 121,000 daily active users (“DAUs”) with a peak of 308,000 DAUs.

○	In the first quarter of 2024, the Company successfully launched premium mods on PC and will look to expand premium mods’ availability to additional platforms in the coming months.

●	ARK: Survival Evolved. In the three months ended March 31, 2024, ARK: Survival Evolved averaged a total of approximately 133,000 DAUs.

○	ARK: Survival Evolved sold approximately 0.6 million units in the first quarter of 2024.

Net revenues for the three months ended March 31, 2024 was $14.1 million compared to $13.5 million in the three months ended March 31, 2023. The increase in net revenues was due to an increase in total ARK sales of $5.1 million, an increase in revenue generated from a settlement that was previously deferred of $1.2 million, an increase in sales of the Company’s other games of $0.7 million, partially offset by a decrease in Ark Mobile sales of $0.6 million and an increase in deferred revenues of $5.5 million related to the ARK franchise.

Net loss for the three months ended March 31, 2024 was $1.8 million compared to a net loss of $3.0 million for the three months ended March 31, 2023. The decrease in net loss is due to an increase in net revenues of $0.6 million, decreased general and administrative expenses of $2.2 million, and an increase in other income of $0.2 million, partially offset by increased research and development expenses of $0.4 million, increased costs of revenues of $1.2 million and a decrease in benefit from income taxes of $0.3 million.

Bookings for the three months ended March 31, 2024 was $19.6 million as compared to $13.3 million for the three months ended March 31, 2023, the increase was primarily due to the release of ARK: Survival Ascended in the fourth quarter of 2023. In addition to increased sales of ARK: Survival Ascended, the Company deferred approximately $5.5 million in revenues during the three months ended March 31, 2024 for the ARK: Survival Ascended DLC’s, which have not yet been released.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended March 31, 2024 was a loss of $1.9 million compared to a loss of $3.4 million in the prior year period. The increase was due to the decrease in net loss of $1.2 million and a decrease in benefit from income taxes of $0.3 million.

As of March 31, 2024, unrestricted cash was $16.1 million.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months ended March 31,
	2024	2023
	(in millions)
Total net revenue	$14.1	$13.5
Change in deferred net revenue	5.5	(0.2)
Bookings	$19.6	$11.3

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net loss to EBITDA:

	Three Months ended March 31,
	2024	2023
	(in millions)
Net (loss) income	$(1.8)	$(3.0)
Interest income and interest income – related parties	(0.1)	-
Interest expense and interest expense – related parties	0.4	0.3
(Benefit from) provision for income taxes	(0.5)	(0.8)
Depreciation and amortization expense, property and equipment	0.1	0.1
EBITDA	$(1.9)	$(3.4)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the first quarter 2024 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

For additional information, please contact: investors@snail.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2024	December 31, 2023

ASSETS

Current Assets:
Cash and cash equivalents	$16,068,729	$15,198,123
Accounts receivable, net of allowances for credit losses of $523,500 as of March 31, 2024 and December 31, 2023	7,375,179	25,134,808
Accounts receivable - related party	2,585,213	-
Loan and interest receivable - related party	104,252	103,753
Prepaid expenses - related party	4,337,556	6,044,404
Prepaid expenses and other current assets	2,419,201	639,693
Prepaid taxes	9,459,348	9,529,755
Total current assets	42,349,478	56,650,536

Restricted cash and cash equivalents	1,117,310	1,116,196
Accounts receivable – related party, net of current portion	6,000,592	7,500,592
Prepaid expenses - related party, net of current portion	10,842,748	7,784,062
Property, plant and equipment, net	4,599,728	4,682,066
Intangible assets, net - other	271,517	271,717
Deferred income taxes	10,803,281	10,247,500
Other noncurrent assets	169,047	164,170
Operating lease right-of-use assets, net	2,138,285	2,440,690
Total assets	$78,291,986	$90,857,529

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$9,901,360	$12,102,929
Accounts payable - related parties	16,951,062	23,094,436

Accrued expenses and other liabilities	2,425,882	2,887,193
Interest payable - related parties	527,770	527,770
Revolving loan	3,000,000	6,000,000
Notes payable	-	2,333,333
Convertible notes, net of discount	702,284	797,361
Current portion of long-term promissory note	2,791,438	2,811,923
Current portion of deferred revenue	21,937,421	19,252,628
Current portion of operating lease liabilities	1,540,086	1,505,034
Total current liabilities	59,777,303	71,312,607

Accrued expenses	254,731	254,731
Deferred revenue, net of current portion	17,102,747	15,064,078
Operating lease liabilities, net of current portion	1,023,216	1,425,494
Total liabilities	78,157,997	88,056,910

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 9,357,749 shares issued and 8,007,474 shares outstanding as of March 31, 2024, and 9,275,420 shares issued and 7,925,145 shares outstanding as of December 31, 2023	935	927
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of March 31, 2024 and December 31, 2023.	2,875	2,875
Additional paid-in capital	25,304,692	26,171,575
Accumulated other comprehensive loss	(273,680)	(254,383)
Accumulated deficit	(15,728,654)	(13,949,325)
Treasury stock at cost (1,350,275 shares as of March 31, 2024 and December 31, 2023)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity	5,634,362	8,299,863
Noncontrolling interests	(5,500,373)	(5,499,244)
Total stockholders’ equity (deficit)	133,989	2,800,619
Total liabilities, noncontrolling interests and stockholders’ equity	$78,291,986	$90,857,529

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2024 and 2023 (Unaudited)

	2024	2023

Revenues, net	$14,115,729	$13,458,488
Cost of revenues	12,041,698	10,860,937

Gross profit	2,074,031	2,597,551

Operating expenses:
General and administrative	2,282,040	4,525,751
Research and development	1,776,522	1,373,797
Advertising and marketing	141,030	104,549
Depreciation and amortization	82,338	115,060
Total operating expenses	4,281,930	6,119,157

Loss from operations	(2,207,899)	(3,521,606)

Other income (expense):
Interest income	99,762	31,473
Interest income - related parties	499	493
Interest expense	(395,964)	(294,583)
Other income	227,066	8,175
Foreign currency transaction income (loss)	18,128	(2,367)
Total other income (expense), net	(50,509)	(256,809)

Loss before benefit from income taxes	(2,258,408)	(3,778,415)

Benefit from income taxes	(477,950)	(805,818)

Net loss	(1,780,458)	(2,972,597)

Net loss attributable to non-controlling interests	(1,129)	(1,219)

Net loss attributable to Snail, Inc.	$(1,779,329)	$(2,971,378)

Comprehensive loss statement:

Net loss	$(1,780,458)	$(2,972,597)

Other comprehensive income (loss) related to foreign currency translation adjustments, net of tax	(19,297)	2,320

Total comprehensive loss	$(1,799,755)	$(2,970,277)

Net loss attributable to Class A common stockholders:
Basic	$(385,722)	$(642,340)
Diluted	$(385,722)	$(642,340)

Net loss attributable to Class B common stockholders:
Basic	$(1,393,607)	$(2,329,038)
Diluted	$(1,393,607)	$(2,329,038)

Loss per share attributable to Class A and B common stockholders:
Basic	$(0.05)	$(0.08)
Diluted	$(0.05)	$(0.08)

Weighted-average shares used to compute loss per share attributable to Class A common stockholders:
Basic	7,957,031	7,928,742
Diluted	7,957,031	7,928,742

Weighted-average shares used to compute loss per share attributable to Class B common stockholders:
Basic	28,748,580	28,748,580
Diluted	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2024 and 2023

(Unaudited)

	2024	2023

Cash flows from operating activities:
Net loss	$(1,780,458)	$(2,972,597)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization - intangible assets - license, related parties	-	695,652
Amortization - intangible assets - other	200	201
Amortization - loan origination fees and debt discounts	47,729	8,911
Accretion – convertible notes	181,754	-
Depreciation and amortization - property and equipment	82,338	115,060
Stock-based compensation expense	(926,875)	152,595
Interest income from restricted escrow deposit	-	(9,874)
Deferred taxes, net	(555,781)	-

Changes in assets and liabilities:
Accounts receivable	17,759,629	(230,885)
Accounts receivable - related party	(1,085,213)	47,744
Prepaid expenses - related party	(1,351,838)	(2,500,000)
Prepaid expenses and other current assets	(1,779,508)	(632,240)
Prepaid taxes	70,407	-
Accounts payable	(1,938,654)	(1,248,355)
Accounts payable - related parties	(6,143,374)	(377,476)
Accrued expenses and other liabilities	(461,311)	443,528
Interest receivable - related party	(499)	(493)
Lease liabilities	(64,821)	(49,411)
Deferred revenue	4,723,462	(151,130)
Net cash provided by (used in) operating activities	6,777,187	(6,708,770)

Cash flows from financing activities:
Repayments on promissory note	(20,484)	(26,503)
Repayments on notes payable	(2,333,333)	(1,666,667)
Repayments on convertible notes	(269,550)	-
Repayments on revolving loan	(3,000,000)	-
Purchase of treasury stock	-	(257,093)
Payments of capitalized offering costs	-	(92,318)
Payments of offering costs in accounts payable	(262,914)	-
Net cash used in financing activities	(5,886,281)	(2,042,581)

Effect of foreign currency translation on cash and cash equivalents	(19,186)	2,074

Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	871,720	(8,749,277)

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of the period	16,314,319	19,238,185

Cash and cash equivalents, and restricted cash and cash equivalents – end of the period	$17,186,039	$10,488,908

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$171,101	$285,672
Income taxes	$1,871	$182,387
Noncash finance activity during the period for:
Debt converted to equity	$(60,000)	$-